Exhibit 99.3

JOINT FILING AGREEMENT

Pursuant to Rule 13d-1(k)(1) under the Securities Exchange Act of 1934, as amended, the undersigned hereby agree that only one statement containing the information required by Schedule 13D need be filed with respect to the ownership by each of the undersigned of ordinary shares of MediWound Ltd. Each of them is responsible for the timely filing of such Schedule 13D and any amendments thereto, and for the completeness and accuracy of the information concerning such person contained therein; but none of them is responsible for the completeness or accuracy of the information concerning the other persons making the filing, unless such person knows or has reason to believe that such information is inaccurate. In accordance with Rule 13d-1(k)(1), the undersigned hereby agree to the joint filing with each other on behalf of each of them of such a statement on Schedule 13D and any amendments thereto with respect to the equity securities (as defined in Rule 13d-1(i)) of the issuer, beneficially owned by each of them. This Joint Filing Agreement shall be included as an exhibit to such Schedule 13D and any amendments thereto.

This agreement may be executed in any number of counterparts, each of which shall be deemed an original.

Dated: March 17, 2022

ACCESS INDUSTRIES HOLDINGS LLC

Access Industries Management, LLC, its Manager	By:	/s/ Alejandro Moreno
	Name:	Alejandro Moreno
	Title:	Executive Vice President

ACCESS INDUSTRIES MANAGEMENT, LLC

/s/ Alejandro Moreno
	Name:	Alejandro Moreno
	Title:	Executive Vice President

ACCESS INDUSTRIES, LLC

Access Industries Management, LLC, its Manager	By:	/s/ Alejandro Moreno
	Name:	Alejandro Moreno
	Title:	Executive Vice President

CLAL INDUSTRIES LTD.

	By:	/s/ Yehuda Ben Ezra
	Name:	Yehuda Ben Ezra
	Title:	VP Comptroller

	By:	/s/ Nufar Malvani
	Name:	Nufar Malvani
	Title:	VP General Counsel & Corporate Secretary

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CLAL BIOTECHNOLOGY INDUSTRIES LTD.

By:	/s/ Ofer Gonen
Name:	Ofer Gonen
Title:	CEO

By:	/s/ Assaf Segal
Name:	Assaf Segal
Title:	CFO

CLAL LIFE SCIENCES L.P.

By:	/s/ Ofer Gonen
Name:	Ofer Gonen
Title:	Director

By:	/s/ Assaf Segal
Name:	Assaf Segal
Title:	Director

*
Name:	Len Blavatnik

*	The undersigned, by signing his name hereto, executes this Schedule 13D pursuant to the Power of Attorney executed on behalf of Mr. Blavatnik and filed herewith.

By:	/s/ Alejandro Moreno
Name:	Alejandro Moreno
Attorney-in-Fact

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Annex A

Name	Directors and Officers of Clal Biotechnology Industries Ltd. Principal Business/Occupation	Citizenship
Ofer Gonen	Chief Executive Officer of CBI	Israel

Assaf Segal	Chief Financial Officer of CBI	Israel

Avi Fischer	Chairman of CBI; Chairman and Chief Executive Officer of Clal Industries Ltd., the controlling shareholder of CBI; Chairman of Claltech Investments (2016) LLP; Chairman of Mashav Initiating and Development Ltd.; Chairman of Nesher Ltd.; Chairman of Clal Sun Ltd.	Israel

Yuval Yanai	Consulting and accompanying medical firms at Yuval Yanai Consulting and Management Ltd.	Israel

Prof. Gabi Barbash	Chairman of Nara Medical Center Ltd.; Chief Executive of Consilium Isreal; Director, Bench to Bedside program, Weizmann Institute of Science, Israel	Israel

Prof. Gad Keren	Professor of Cardiology, Sackler School of Medicine, Tel Aviv University; Head of Cardiology department, Assuta	Israel

Sigalia Heifetz	Business consultant	Israel

Nufar Malovani	Vice President, General Counsel, Corporate Secretary and Human Resources Manager at Clal Industries Ltd.	Israel

Tomer Babai	Senior analyst at Clal Industries Ltd.; Vice President and United States of America of Claltech Investments (2016) LLP	Israel

The address for each director and officer is c/o Clal Biotechnology Industries Ltd., 3 Azrieli Center Triangle Tower, 45 Floor, 132 Menachem Begin St. Tel Aviv 6702301, Israel.

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